UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 25, 2022
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		95-4081636
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 1200	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 26, 2022, the Board of Directors (the “Board”) of Jacobs Engineering Group Inc. (the "Company") amended and restated the Company's Bylaws (the “Amended and Restated Bylaws”), effective as of January 26, 2022, to amend Article III, Section 2 thereof to provide that the exact number of directors will be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board (with the number not being less than three or more than 21), in accordance with the Company’s Amended and Restated Certificate of Incorporation, dated as of January 27, 2014.

Following the retirement of Bob Davidson and Linda Fayne Levinson from the Board on January 25, 2022, the Board eliminated the vacancies resulting from such retirements by reducing the size of the Board to ten (10) directors.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matter to a Vote of Security Holders
On January 25, 2022, the Company held its annual meeting of shareholders, at which the following items were voted upon:
Proposal No. 1: Election of Directors

	For	Against	Abstain
Steven J. Demetriou	101,707,817	2,870,376	97,183
Christopher M.T. Thompson	103,687,061	836,430	151,885
Priya Abani	104,304,365	251,450	119,561
General Vincent K. Brooks	102,830,862	1,718,993	125,521
General Ralph E. Eberhart	102,619,661	1,930,294	125,421
Manny Fernandez	102,647,256	1,908,856	119,264
Georgette D. Kiser	101,852,532	2,701,905	120,939
Barbara l. Loughran	103,990,794	558,019	126,563
Robert A. McNamara	104,155,783	386,739	132,854
Peter J. Robertson	100,788,193	3,757,207	129,976

There were 9,814,810 broker non-votes in the election of directors.

Proposal No. 2: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
90,692,459	13,654,592	328,325

There were 9,814,810 broker non-votes on the proposal.

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022

For	Against	Abstain
110,193,466	4,120,085	176,635

There were no broker non-votes on the proposal.

Item 8.01	Other Events
Changes to Committee Composition

Effective as of January 25, 2022, the following changes were made to the composition of the Committees of the Board:

•Audit Committee: Ms. Linda Fayne Levinson retired from the Board and will no longer serve as a member of the Committee.
•ESG and Risk Committee: (i) Mr. Robert C. Davidson, Jr. and Ms. Fayne Levinson retired from the Board and will no longer serve as members of the Committee and (ii) General Ralph E. Eberhart was added as a member.
•Nominating and Corporate Governance Committee: (i) Mr. Davidson retired from the Board and will no longer serve as Chair or a member of the Committee, (ii) General Eberhart has succeeded Mr. Davidson as Chair, (iii) Ms. Fayne Levinson has retired from the Board and will no longer serve as a member of the Committee, and (iv) Ms. Kiser was added as a member.
Dividend

On January 26, 2022, the Board declared a quarterly cash dividend payable to shareholders in the amount of $0.23 per share of the Company’s common stock. This represents an 10% increase in the quarterly dividend. This dividend will be paid on March 25, 2022 to shareholders of record as of the close of business on February 25, 2022. Future dividend payments are subject to review and approval by the Board.

Item 9.01	Financial Statements and Exhibits
(d)Exhibits:

3.1	Amended and Restated Bylaws, dated as of January 26, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 28, 2022

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President
and Chief Financial Officer
(Principal Financial Officer)